UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 13, 2007

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2008, Sanmina-SCI Corporation (the “Company”) adopted a supplement to the Sanmina-SCI FY2008 Corporate Annual G&A Short-Term Incentive Plan (the “Incentive Plan”) previously adopted by the Compensation Committee of the Board of Directors of the Company on November 13, 2007. The Incentive Plan sets forth the methodology for calculating annual bonuses for fiscal 2008 for specified employees of the Company, including executive officers, based upon achievement of specified corporate, divisional and individual performance objectives.

The Incentive Plan provides participants with the opportunity to earn awards based on Company and individual/divisional performance, except for the Chief Executive Officer, whose award will be determined by the Compensation Committee solely on the basis of the Company’s performance. Under the Incentive Plan, the Company’s fiscal 2008 performance is measured against targets for revenue, non-GAAP operating margin, free cash flow, inventory turns and return on invested capital. Should the Company not achieve a minimum performance against these targets, no bonuses shall be payable under the Incentive Plan. The corporate performance targets were established by the Compensation Committee in November 2007 and have not changed since such time.

Each participant’s bonus is determined by reference to an individual bonus target established by management (or, in the case of the Company’s executive officers, by the Compensation Committee), the Company’s performance against its targets, as described above, and achievement of the participant’s individual/divisional performance targets for fiscal 2008.

The Compensation Committee approved fiscal 2008 base salaries and bonus targets as a percentage of base salary for the following executive officers of the Company in November 2007, which have not changed since such time: Joseph R. Bronson (President and Chief Operating Officer): $500,000, 90%; David L. White (Executive Vice President and Chief Financial Officer): $425,000, 90%; Hari Pillai (President, Global EMS Operations): $430,000, 90%; Dennis Young (Executive President of Worldwide Sales and Marketing): $321,660, 80%; and Michael R. Tyler (Executive Vice President and General Counsel): $350,000, 80%. The Compensation Committee also discussed potential fiscal 2008 performance goals for the Chief Executive Officer in November 2007 based on the Company’s overall performance and will determine his actual bonus following the end of the fiscal year.

The Company and the Compensation Committee retain the right to terminate or amend the Incentive Plan in any respect, including increasing or decreasing the corporate performance and individual bonus targets. Participants in the Incentive Plan must be employed on the date bonuses are paid in order to receive a payment thereunder. The Company anticipates making bonus payments under the Incentive Plan during the second week of December 2008.

The Company will include the supplement to the Incentive Plan as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2008, which it expects to file with the Securities and Exchange Commission on or before August 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2008	SANMINA-SCI CORPORATION

	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer